UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2017

ENERGY RESOURCES 12, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-216891	81-4805237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01.  Other Events

As of July 25, 2017, Energy Resources 12, L.P. (the “Partnership”) completed the sale of the minimum offering of 1,315,790 common units of limited partnership interest and therefore broke escrow (the “Initial Closing”). As of July 25, 2017, the Partnership had completed the sale of 1,330,908 common units at $19.00 per unit for total gross proceeds of $25.3 million and proceeds net of selling commissions and marketing expenses of $23.8 million. The subscribers were admitted as limited partners of the Partnership at the Initial Closing. The Partnership is continuing the offering at $19.00 per unit in accordance with the prospectus.

Also, upon reaching the minimum offering, the Partnership entered into the First Amended and Restated Agreement of Limited Partnership at the Initial Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2017

ENERGY RESOURCES 12, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy Resources 12 GP, LLC